EXHIBIT 99.1

Contextlogic Inc. Reports Third-Quarter 2024 Financial Results

OAKLAND—(BUSINESS WIRE)—November 7, 2024—ContextLogic Inc. (Nasdaq: LOGC), (“ContextLogic,” the “Company,” “we” or “our”) today reported its financial results for the quarter and nine months ended September 30, 2024.

Third Quarter 2024 Financial Highlights

•
Net Loss: Net loss was $1 million, compared to a net loss of $80 million in the third quarter of 2023.
•
As of September 30, 2024, the Company had $33 million in cash and cash equivalents, $117 million in marketable securities and $8 million in prepaid expenses and other current assets (primarily made up of $7 million in restricted cash).

Company Outlook

Over the last quarter, the Company has created a streamlined administrative structure as it focuses on achieving its strategic goals of acquiring and/or building operating businesses. Management and the Board of Directors are focused on identifying, evaluating and potentially executing strategic opportunities for the benefit of ContextLogic and its stockholders.

During the three months ended September 30, 2024, the Company incurred $3 million of general and administrative expenses primarily related to legal expenses, employee expenses, and other professional services. At the conclusion of the three months ended September 30, 2024, ContextLogic had eight full-time employees.

The Company earned interest income of $2 million during the three months ended September 30, 2024. With the Company's marketable securities and cash and cash equivalents primarily invested in U.S. government instruments, and subject to changes in interest rates, we expect to earn approximately $2 million of interest income in fourth quarter of fiscal 2024. We project to end fiscal 2024 with cash and cash equivalents, marketable securities and restricted cash of approximately $155 million, excluding any advisory costs we may incur in connection with a strategic transaction.

In addition to the marketable securities and cash and cash equivalents that primarily make up its balance sheet, the Company also has deferred tax assets (including net operating losses) that are currently subject to a full valuation allowance as of September 30, 2024 and as such have a net balance of $0 million as presented on the balance sheet. As set forth in Note 9. Income Taxes in the Notes to the audited consolidated financial statements for the year ended December 31, 2023 as contained in the Company’s Annual Report on Form 10-K, as of December 31, 2023 the Company reported a deferred tax asset – net operating losses of $609 million and aggregate deferred tax assets of $671 million, subject to a full valuation allowance until the Company can demonstrate that it is more likely than not that the Company can generate income to utilize such NOLs and the valuation allowance can be released in part or in full.

As of September 30, 2024, the Company reported total liabilities of $5 million and expects the total liabilities to remain low until the Company identifies future targets to utilize and leverage its liquid assets with the goal of building stockholder value.

“We continue to review, identify and evaluate strategic opportunities with our advisors,” said Rishi Bajaj, Chief Executive Officer and Chairman of the Board. “We have made encouraging progress over the past several months and are optimistic that we will provide stakeholders with a more substantive update in the coming quarters.”

About ContextLogic

ContextLogic Inc. is a publicly traded company that previously completed the sale of substantially all of its operating assets and liabilities in April 2024. For more information on ContextLogic, please visit ir.contextlogicinc.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact could be deemed forward-looking, including, but not limited to, statements regarding ContextLogic’s financial outlook, the strategic alternatives considered by our Board of Directors, including the decisions taken thereto and alternatives for the use of the Post-Closing Cash, and other quotes of management. In some cases, forward-looking statements can be identified by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “foresees,” “forecasts,” “guidance,” “intends” “goals,” “may,” “might,” “outlook,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “targets,” “will,” “would” or similar expressions and the negatives of those terms. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Important factors, risks and uncertainties that could cause actual results to differ materially from those forward-looking statements include but are not limited to: the strategic alternatives considered by our Board of Directors, including the decisions taken thereto; our lack of operating revenues or material operations after the sale of substantially all of our assets in April 2024; our prior history of losses; our intention not to liquidate and distribute sale proceeds to our stockholders after the sale of substantially all of our assets; our continuation as a publicly-traded and reporting company after the sale of substantially all of our assets; our ability to utilize our net operating loss carryforwards and other tax attributes; risks related to any future acquisition of a business or assets; risks if we fail to develop a viable future business plan or fail to acquire a business or assets and generate revenues; risks if we engage in a business combination that has adverse tax consequences to us or our stockholders; risks if we pursue a business combination with a privately-held target; our retention of certain liabilities relating to the assets we sold and our indemnification obligations under the sale agreement for those assets; risks if we fail to make, integrate or maintain future acquisitions and investments; risks associated with a failure to maintain effective disclosure controls and internal control over financial reporting; currently pending or future litigation; changes to laws and regulations that could affect our business or ability to pursue chosen strategic alternatives; risks if we are deemed to be an investment company under the Investment Company Act of 1940; our management strategies and plans, competitive position, business environment, potential growth strategies and opportunities; our continued listing on Nasdaq; impact of future issuances of our common stock or rights to purchase our common stock; impact of our Tax Benefits Preservation Plan on our stock performance; volatility in our stock price; impact of anti-takeover provisions in our charter documents, in our Tax Benefits Preservation Plan and under Delaware law; our possible or assumed future financial performance; our future liquidity and operating expenditures; our financial condition and results of operations; competitive changes in the marketplace; our expected tax rate; the effect of changes in or the application of new or revised tax laws; the effect of new accounting pronouncements; and the other important factors discussed in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Further information on these and additional risks that could affect ContextLogic’s results is included in its filings with the Securities and Exchange Commission (“SEC”), including the Quarterly Report on Form 10-Q for the periods ended June 30, 2024 and September 30, 2024 and other reports that ContextLogic files with the SEC from time to time, which could cause actual results to vary from expectations. Any forward-looking statement made by ContextLogic in this news release speaks only as of the day on which ContextLogic makes it. ContextLogic assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

ContextLogic Inc.

Consolidated Balance Sheets

(in millions)

(unaudited)

	As of September 30,	As of December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$33	$238
Marketable securities	117	144
Funds receivable	—	7
Prepaid expenses and other current assets	8	21
Total current assets	158	410
Property and equipment, net	—	4
Right-of-use assets	—	5
Other assets	—	2
Deferred tax assets, net	—	2
Total assets	$158	$423
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1	$30
Merchants payable	—	74
Refunds liability	—	2
Accrued liabilities	4	90
Total current liabilities	5	196
Lease liabilities, non-current	—	6
Other liabilities	—	4
Total liabilities	5	206
Stockholders’ equity	153	217
Total liabilities and stockholders’ equity	$158	$423

ContextLogic Inc.

Consolidated Statements of Operations

(in millions, except per share data)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Revenue	$—	$60	$43	$234
Cost of revenue	—	46	36	184
Gross profit	—	14	7	50
Operating expenses:
Sales and marketing	—	35	18	111
Product development	—	38	26	127
General and administrative	3	21	38	68
Total operating expenses	3	94	82	306
Loss from operations	(3)	(80)	(75)	(256)
Other income, net:
Interest and other income, net	2	3	4	13
Gain on Asset Sale	—	—	4	—
Loss before provision for income taxes	(1)	(77)	(67)	(243)
Provision for income taxes	—	3	6	6
Net loss	(1)	(80)	(73)	(249)
Net loss per share, basic and diluted	$(0.04)	$(3.35)	$(2.86)	$(10.55)
Weighted-average shares used in computing net loss per share, basic and diluted	26,280	23,897	25,488	23,601

ContextLogic Inc.

Consolidated Statements of Cash Flows

(in millions)

(unaudited)

	Nine Months Ended
	September 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(73)	$(249)
Adjustments to reconcile net loss to net cash provided by used in operating activities:
Depreciation and amortization	1	3
Noncash lease expense	1	3
Impairment of lease assets and property and equipment	—	1
Stock-based compensation	12	54
Net (accretion) amortization of discounts and premiums on marketable securities	(3)	(6)
Gain on Asset Sale	(4)	—
Other	—	1
Changes in operating assets and liabilities:
Funds receivable	—	8
Prepaid expenses, other current and noncurrent assets	—	16
Accounts payable	(15)	(17)
Merchants payable	(8)	(43)
Accrued and refund liabilities	(7)	(32)
Lease liabilities	(2)	(5)
Other current and noncurrent liabilities	6	—
Net cash used in operating activities	(92)	(266)
Cash flows from investing activities:
Purchases of property and equipment and development of internal use software	—	(3)
Proceeds from Asset Sale, net of cash disposed	(133)	—
Purchases of marketable securities	(120)	(239)
Sales of marketable securities	5	—
Maturities of marketable securities	145	317
Net cash (used in) provided by investing activities	(103)	75
Cash flows from financing activities:
Payment of taxes related to RSU settlement	(1)	(5)
Net cash used in financing activities	(1)	(5)
Foreign currency effects on cash, cash equivalents and restricted cash	(2)	(7)
Net decrease in cash, cash equivalents and restricted cash	(198)	(203)
Cash, cash equivalents and restricted cash at beginning of period	238	513
Cash, cash equivalents and restricted cash at end of period	$40	$310
Reconciliation of cash, cash equivalents, and restricted cash to the condensed consolidated balance sheets:
Cash and cash equivalents	$33	$303
Restricted cash included in prepaid and other current assets in the condensed consolidated balance sheets	7	7
Total cash, cash equivalents and restricted cash	$40	$310
Supplemental cash flow disclosures:
Cash paid for income taxes, net of refunds	$—	$1

Contact

Investor Relations:

Lucy Simon, ContextLogic

ir@contextlogicinc.com